Exhibit 14.2

Piccolo Educational Systems, Inc. Audit Committee of the Board of Directors

CHARTER Purpose:
The purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities of Piccolo Educational Systems, Inc. (the “Company”) with respect to:
(i) the conduct and integrity of the Company’s financial reporting to any governmental or regulatory body, the public or other users thereof;
(ii) the qualifications, engagement, compensation, independence and performance of the Company’s independent auditors, their conduct of the annual audit and their engagement for any other services;
(iii) the Company’s system of internal accounting and financial and disclosure controls;
(iv) the Company’s legal and regulatory compliance;
(v) the Company’s codes of ethics as established by management and the Board; and
(vi) the preparation of the audit committee report required by SEC rules to be included in the Company’s annual proxy statement.

The Committee will maintain effective working relationships with management, the Company's internal audit department (when established) and the Company's independent auditors. The preparation of financial statements and disclosures and the planning and conduct of audits are the responsibility of NES management and its independent auditor. In carrying out its responsibilities, the Committee is not providing and cannot provide any expert or special assurance as to the Company’s financial statements, any professional certification as to the work of the independent auditors. The Committee is entitled to presume the integrity and professional competency of those persons and organizations with whom it deals and the accuracy and completeness of the information they submit.

Authority:
The Committee may conduct or authorize investigations into any matters within its scope of responsibility and to seek any information it requires from employees or external parties. The Committee has the authority to appoint and obtain advice and assistance from independent legal, accounting, or other advisors as deemed appropriate to fully execute its duties and responsibilities. The Company shall provide appropriate funding, as determined by the Committee, for compensation to the independent auditor and to any advisers that the Committee chooses to engage. The Committee may form and delegate authority to subcommittees when appropriate.

Composition and Member Qualifications:
The members of the Committee shall be appointed and may be replaced by a majority vote of the Board of Directors. In the event of a resignation from the Committee by one or more of its members, the Board will elect his or her successor(s) as soon as possible in order to ensure that (3) members have been elected and determine the replacement is qualified to serve.
The members of the Committee shall meet the applicable requirements of the exchange on which it is listed and the Securities and Exchange Commission (“SEC”). Specifically, at that time, each member must meet the following criteria:
(a) be “independent”, as such term is defined by the applicable rules of exchange on which it is listed and the SEC;
(b) meet applicable financial literacy requirements;
(c) have had no participation in the preparation of the financial statements of the Company or any current subsidiary during the past three (3) years and
(d) meet any other requirements established by the exchange on which it is listed for the audit committees of its member companies.

In addition,
(a) The Board of Directors must designate at least one member of the Committee as an “audit committee financial expert” under applicable SEC rules.
(b) Members of the Committee are prohibited from serving on the audit committees of more than two public companies, not including the Company. This limitation may be waived by the Board of Directors, contingent upon a showing by a Committee member that additional service will not adversely impact such member’s obligations to the Committee in particular and the Company as a whole. Any such waiver shall be disclosed in the Company’s next annual proxy statement.

The above requirements shall be reviewed annually by the Committee to assure compliance.

The Committee shall elect from among its members a chairperson (the “Chairperson”) who is responsible for scheduling, preparing agendas for and chairing meetings. The Chairperson is also responsible for determining the requirements of each of the Committee members in carrying out its responsibilities. Should the Chairperson be unavailable to carry out his or her designated duties, the Committee shall elect an acting Chairperson from among its members. The acting Chairperson shall serve in such capacity until such time as the Chairperson is able to resume his or her duties, or the election of a new Chairperson shall have intervened.
The Chairperson shall, at his or her discretion, appoint a secretary to the Committee (the “Secretary”). The Secretary shall keep full and complete records of the proceedings of the Committee and shall perform all other duties as may from time to time be assigned to him or her by the Chairperson or the acting Chairperson. The Secretary must be a Board member or employee of the Company.

Meetings:
The Committee will meet at least four times a year, or more frequently as circumstances dictate. A majority of the members of the Committee shall constitute a quorum sufficient for the taking of any action by the Committee. The Committee will meet regularly with management, the director of the internal audit department (when the position and department exist), and the Company's independent auditors in separate executive sessions to discuss any matters that the Committee deems appropriate, and these meetings may be concurrent with one or more of the quarterly meetings.  Minutes of each Committee meeting will be kept by the Secretary, and the Committee's Chairperson will provide periodic reports on its activities to the Board of Directors.

Charter and Evaluations:
The Committee shall review this charter on an annual basis and may revise it as necessary, with the consent of the Board of Directors. The Committee shall also undertake an annual evaluation assessing its own performance with respect to its purpose and its duties and tasks set forth in this charter, which evaluation shall be reported to the Board of Directors.
The Committee shall report regularly to the Board on Committee findings and recommendations (including on any issues that arise with respect on the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors or the performance of the internal audit function) and any other matters the Committee deems appropriate or the Board requests.

Responsibilities:
The Committee's primary responsibilities are summarized below:
With respect to the Company’s financial statements:

1. The Committee will review and discuss with management and independent auditors:
(i) All critical accounting policies and practices used by the Company;
(ii) Any significant changes in Company accounting policies;
(iii) Any material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm;
(iv) Any accounting and financial reporting issues that may have a significant impact on the Company’s financial reports. Such issues shall include, but are not limited to: complex or unusual transactions and highly judgmental areas, such as off-balance sheet structures and the use of non-GAAP financial measures; material financial or non-financial arrangements that do not appear on the financial statements of the Company; and
(v) Any other material written communication between the independent auditor’s firm and the Company’s management.

2. The Committee shall inquire as to the independent auditor’s view of the accounting treatment related to significant new transactions or other significant matters or events not in the ordinary course of business.

3. The Committee shall review and discuss with the independent auditor the matters required to be discussed with the independent auditor by:
(i) Statement of Auditing Standards No. 61, including the auditor’s responsibility under generally accepted auditing standards, the significant accounting policies used by the Company, accounting estimates used by the Company and the process used by management in formulating them, any consultation with other accountants and any major issues discussed with management prior to its retention;
(ii) Statement of Auditing Standards No. 90, including whether Company accounting principles as applied are conservative, moderate or aggressive from the perspective of income, asset and liability, recognition, and whether or not those principles reflect common or minority practices; and
(iii) Statement of Auditing Standards No. 100, including the review of the interim financial information of the company and any material modifications that need to be made to the interim financial information for it to conform with GAAP;

4. The Committee will review the Company's quarterly and annual financial statements and related press releases and filings with the SEC and discuss such items with management and the Company's independent auditors prior to issuance and filing with the SEC, including the Company’s disclosures under “Management’s discussion and Analysis of Financial condition and Results of Operations” and any certifications regarding the financial statements or the Company’s internal accounting and financial controls and procedures and disclosure controls or procedures filed with SEC by the Company’s senior executive and financial officers. Based on its review and discussions with management, the internal audit director and the independent auditors, the Committee shall recommend to the Board of Directors whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of the Form 10-K).

5. The Committee will review and discuss with the independent auditor:
(i) any accounting adjustments that were noted or proposed by the auditors but were “passed” (as immaterial or otherwise);
(ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement; and
(iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditors to the Company or any other material written communications between the accounting firm and management, such as any management letter or scheduled of “unadjusted differences.”

6. The Committee shall oversee the preparation and approve all reports required by the Committee, including the report for inclusion in the Company’s annual proxy statement if and when applicable. This report must state, among other things, the following:
(i) whether the Committee has reviewed and discussed the audited financial statements with management;
(ii) whether the Committee has discussed with the independent auditors all matters required to be discussed with the independent auditors; and
(iii) whether the Committee recommended to the Board that the audited financials be included in the Company’s Annual Report on Form 10-K for filing with the SEC if and when applicable.

With respect to the Independent Auditors

7. The Committee shall have sole authority to appoint, determine funding for and oversee the work of the Company's independent auditors, which shall be a registered public accounting firm as defined by the Sarbanes-Oxley Act of 2002.

8. The Committee will meet with the Company's independent auditors to discuss the planned scope of their audit of the Company's annual financial statements as well as the nature of procedures to be performed in connection with their limited reviews of the Company's interim financial information.

9. The Committee shall approve, in advance, the provision by the independent auditors of all audit services and permissible non-audit services (including the fees) as required by Sections 10A(h) and 10A(i) of the Exchange Act and as required by the Sarbanes-Oxley Act of 2002. If the Committee delegates the pre-approval of audit and permitted non-audit services to a subcommittee such subcommittee shall present such grants of pre-approval to the full Audit Committee at its next scheduled meeting.

10. The Committee will evaluate the performance of the Company's independent auditors on an annual basis and determine whether the independent auditors should either be retained or discharged. This evaluation shall include, but will not be limited to:
(i) the review of a report prepared by the independent auditor that describes the independent auditor’s internal quality control procedures;
(ii) any material issues raised by the most recent internal quality control review or any external review, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor’s firm, and the steps taken to deal with those issues.

11. The independent auditors shall report directly to the Committee, and the Committee shall oversee the resolution of disagreements between management and the independent auditors in the event that they arise.

12. The Committee shall prohibit the Company from hiring  employees or former employees of the Company’s independent audit firm.

13. The Committee will review and confirm the independence of the Company's independent auditors by reviewing non-audit services provided as well as the independent auditors' assertion of their independence in accordance with professional standards or other requirements.

14. The Committee will be responsible for ensuring that it receives a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard 1.

15. The Committee will actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

16. The Committee shall present its conclusions with respect to the independence of its independent auditors to the Board of Directors.

17. The Committee shall review and evaluate the lead partner of the independent auditor team annually, and shall ensure the rotation of the lead audit partner having primary responsibility for reviewing the audit as required by law and at least every five (5) years.

18. The Committee will meet with the Company's independent auditors at the conclusion of their audit of the Company's annual financial statements as well as at the conclusion of their limited reviews of the Company's interim financial information to discuss the results of such audit or limited reviews and to receive communications from the independent auditors which are required in connection with such engagements. The Committee may, at its discretion, include management and the internal audit director in such meetings. Additional topics to be covered shall include, but are not limited to:
(i) significant findings over the previous year,
(ii) any accounting adjustments that have been proposed but not yet adopted,
(iii) any restrictions on the scope of the review or on the independent auditor’s access to information, and
(iv) audit budget and staffing and the most effective use of audit resources.

With respect to Internal Audit, Internal Controls and Risk Management

19. The Committee will review and discuss with management and the independent auditor:
(i) the adequacy of the Company’s internal and disclosure controls and procedures (including computerized information system disclosure controls and security), including whether such controls and procedures are designed to provide reasonable assurance that transactions entered into by the company are properly authorized, assets are safeguarded from authorized or improper use, and transactions by the company are properly recorded and reported;
(ii) any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data;
(iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and
(iv) related findings and recommendations of management together with the independent auditor’s attestation report.

20. The Committee will:
(i) review any significant risks or exposures of the Company, including an assessment of the steps management has taken to minimize such risks;
(ii) review the Company’s underlying policies with respect to, risk assessment and risk management; and
(iii) report is findings to the Board of Directors.

21. The Committee will meet regularly with the chief audit executive to review the department's organizational structure, staffing levels, planned activities and other related information. The Committee will also receive periodic reports from the internal audit director on the results of its activities.

22. The Committee will review and make recommendations to the Board of Directors regarding hiring decisions involving the Chief Financial Officer, the Chief Accounting Officer and/or the chief audit executive.

23. The Committee will review reports prepared by management, the internal audit department and the Company's independent auditors with respect to the Company's system of internal control over financial reporting, including controls relating to the Company's information systems, and monitor the implementation of any related recommendations for improvements.

24. The Committee will review and discuss with management and the Company’s independent auditors any major issues as to the adequacy of the Company’s internal control over financial reporting, any special steps adopted in light of material control deficiencies and the adequacy of disclosures in the Company’s periodic SEC filings – if and when applicable - about changes in internal control over financial reporting.

25. The Committee will review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer, or persons performing similar functions, during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

With respect to Title IV Programs:

26. If and when the Company becomes Title IV certified, the Committee will meet with management, the internal audit director and the Company's independent auditors to discuss the Company's participation in Title IV Student Financial Assistance Programs of the Higher Education Act of 1965, as amended ("Title IV Programs").

27. If and when the Company becomes Title IV certified, the Committee will meet with the Company's independent auditors to discuss the planned scope of their attestation engagement relating to the Company's compliance with the requirements of the Title IV Programs.

28. If and when the Company becomes Title IV certified, the Committee will meet with the Company's independent auditors at the conclusion of their attestation engagement relating to the Company's compliance with the requirements of the Title IV Programs to discuss the related results including any findings noted as well as management's related corrective action plans.

With respect to Legal and Ethical Compliance:

29. The Committee will meet at least annually with management and the Company's general counsel to discuss the Company's compliance with all relevant laws and regulations, including any related internal control systems to facilitate such compliance, as well as the status of any legal matters affecting the Company.

30. The Committee will meet at least annually with management and the Company's tax advisors to discuss the Company's position with respect to federal, state and foreign income tax matters.

31. The Committee will review on an ongoing basis, but no less frequently than annually, all directors' and officers' related party transactions for potential conflict of interest situations, and all such transactions shall be approved by the Committee, if appropriate, as required by applicable exchange rules if and when the Company becomes publicly traded.

32. The Committee will establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.  The Company will alert the Committee to any such complaints received.

33. The Committee will establish and maintain procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

34. If and when the Company becomes publicly traded, the Committee will obtain assurance from the Company’s independent auditors; pursuant to Section 10A(b) of the Exchange Act, stating that such independent auditors
(i) have not detected, or become aware of, any illegal act of which the Committee is not adequately informed and
(ii) have provided, or are not required to provide, a written report with respect to specific conclusions reached by the independent auditors in connection with any such illegal acts.

35. The Committee will annually review the Company's Code of Ethical Conduct.

36. The Committee will receive reports from management and the director of internal audit (when the position and department exist) concerning any related violations of the Code of Ethical Conduct noted during the year.